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                                                                   Exhibit 99(a)

                         PROXY/VOTING INSTRUCTION CARD
                          GOLD BANC CORPORATION, INC.
                                 Common Stock
 Proxy for Special Meeting of Stockholders to be held on _______________, 1998

     The undersigned hereby appoint ___________________ and __________________
and any one or more of them, with full power of substitution, as a proxy or proxies to vote all shares of stock of the undersigned as specified below at the special meeting of stockholders of Gold Banc Corporation, Inc. to be held on _______________, 1998, and any adjournment or postponements thereof.

     The Board of Directors Recommends a Vote FOR the Following Proposal:

     Approval of the Amended and Restated Agreement and Plan of Reorganization, dated as of October 5, 1998, by and among Gold Banc Corporation, Inc., Gold Banc Acquisition Corporation IX, Inc. and Citizens Bancorporation, Inc. (the "Agreement").

                    [_] FOR                     [_] AGAINST

Specify your choice by marking the appropriate box. If not otherwise specified, this proxy will be voted for the approval of the Agreement and Plan of Reorganization. The named proxies may vote in their discretion upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, including without limitation upon any proposal to postpone or adjourn the Special Meeting.


                        , 1998                                           , 1998
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SIGNATURE                 Date               SIGNATURE(S) IF HELD JOINTLY  Date

----------------------------------
PRINTED NAME
                                                                         , 1998
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TITLE (IF APPLICABLE)                        SIGNATURE(S) IF HELD JOINTLY  Date

     Should any joint tenants be deceased please attach certified copy of the death certificate or affidavit of death.
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                            YOUR VOTE IS IMPORTANT!

UNDER KANSAS LAW, THE FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE AGREEMENT.

Please follow these steps to ensure that your proxy is properly executed and returned in time to be counted:

1. Mark your vote for the proposal in one of the two boxes on the other side of this card.

2. Please sign exactly as your name or names appear on your stock certificate(s). Also enter the date. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or other entity, the full title as such should be given.

3.   Mail the completed card with signature in the enclosed reply envelope to:

     Gold Banc Corporation, Inc.
     Attention: Keith E. Bouchey
     11301 Nall Avenue
     Leawood, Kansas  66211

If you have any questions regarding completion of this proxy card, contact Keith
E. Bouchey at (913) 451-8050.